Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. No. 333-276710) of Seadrill Limited of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Watford, United Kingdom
February 26, 2026